                                                                     EXHIBIT  11

                              PIMCO Advisors L.P.
                 Computations of Primary Net Income Per Unit
                    (in thousands, except per unit amounts)
                                  (Unaudited)

                                       For the nine months ended September 30,
                                       ---------------------------------------
                                          General Partner
                                           and Class A           Class B
                                       ---------------------------------------
                                           1995     1994     1995     1994
                                          ------   ------   ------   ------
Net income                                $44,390  $12,819  $44,390  $12,819
                                          =======  =======  =======  =======

Weighted average number of units
 outstanding                               40,858      N/A   32,961      N/A
Weighted average effect of Limited
 Partnership unit options                   1,215      N/A      288      N/A
                                          -------   ------  -------  -------

Weighted average number of units and
 unit equivalents used to calculate net
 income per unit                           42,073      N/A   33,249      N/A
                                          =======   ======  =======  =======

Net income per unit                       $  0.81      N/A  $  0.31      N/A
                                          =======   ======  =======  =======


                                       For the three months ended September 30,
                                       ----------------------------------------
                                          General Partner
                                           and Class A           Class B
                                       ----------------------------------------
                                           1995     1994     1995     1994
                                          ------   ------   ------   ------

Net income                                $17,141   $3,979  $17,141   $3,979
                                          =======   ======  =======   ======

Weighted average number of units
 outstanding                               40,904      N/A   32,961      N/A
Weighted average effect of Limited
 Partnership unit options                   1,324      N/A      863      N/A
                                          -------   ------  -------   ------

Weighted average number of units and
 unit equivalents used to calculate net
 income per unit                           42,228      N/A   33,824      N/A
                                          =======   ======  =======   ======

Net income per unit                       $  0.29      N/A  $  0.14      N/A
                                          =======   ======  =======   ======

                                   Continued

                                                                     EXHIBIT 11,
                                                                       Continued

                              PIMCO Advisors L.P.
                 Computations of Fully Diluted Net Income Per Unit
                    (in thousands, except per unit amounts)
                                  (Unaudited)

                                       For the nine months ended September 30,
                                       ---------------------------------------
                                          General Partner
                                           and Class A           Class B
                                       ---------------------------------------
                                           1995     1994     1995     1994
                                          ------   ------   ------   ------
Net income                                $44,390  $12,819  $44,390  $12,819
                                          =======  =======  =======  =======

Weighted average number of units
 outstanding                               40,858      N/A   32,961      N/A
Weighted average effect of Limited
 Partnership unit options                   1,240      N/A      379      N/A
                                          -------   ------  -------  -------

Weighted average number of units and
 unit equivalents used to calculate net
 income per unit                           42,098      N/A   33,340      N/A
                                          =======   ======  =======  =======

Net income per unit                       $  0.81      N/A  $  0.31      N/A
                                          =======   ======  =======  =======


                                       For the three months ended September 30,
                                       ----------------------------------------
                                          General Partner
                                           and Class A           Class B
                                       ----------------------------------------
                                           1995      1994     1995     1994
                                          ------    ------   ------   ------

Net income                                $17,141   $3,979   $17,141  $3,979
                                          =======   ======   =======  ======

Weighted average number of units
 outstanding                               40,904      N/A    32,961     N/A
Weighted average effect of Limited
 Partnership unit options                   1,324      N/A       863     N/A
                                          -------   ------   -------  ------

Weighted average number of units and
 unit equivalents used to calculate net
 income per unit                           42,228      N/A    33,824     N/A
                                          =======   ======   =======  ======

Net income per unit                       $  0.29      N/A   $  0.14     N/A
                                          =======   ======   =======  ======

                                       2